United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 7, 2010

Camco Financial Corporation
(Exact name of registrant as specified in its charter)

DELAWARE	0-25196	51-0110823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

814 Wheeling Avenue, Cambridge, Ohio	43725
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (740) 435-2020

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2010, the Board of Directors of Camco Financial Corporation ("Camco") elected James D. Douglas to serve as a director of Camco with a term expiring in 2012. Mr. Douglas filled a newly created vacancy on the Board, which increased the number of directors from nine to ten. Mr. Douglas has been appointed to the Audit & Risk Management Committee and the Executive Loan Committee of the Board of Directors.

On November 18, 2010, the Board of Directors of Camco accepted the resignation of Paul D. Leake as a director, effective at the close of business on November 21, 2010. Mr. Leake tendered his resignation because he will reach Camco's mandatory retirement age of 70 prior to the next Board meeting.

Coinciding with the retirement of Mr. Leake, the Board of Directors reduced the number of members of the Board from ten to nine, eliminating the vacancy created by Mr. Leake's retirement.

A copy of the press release issued by Camco to announce the election of Mr. Douglas is attached hereto as Exhibit 99.1.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Camco Financial Corporation (Registrant)
November 19, 2010 (Date)	/s/ JAMES E. HUSTON James E. Huston Chief Executive Officer